CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of
Allianz Variable Insurance Products Trust of our reports (dated as listed in Appendix I), relating to the financial statements and financial highlights, which appear in each of the fund’s (as listed in Appendix
I) Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial
Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York
April 12, 2019

Appendix I
Fund Name   Report Date
AZL BlackRock Global Allocation Fund February 27, 2019
AZL DFA Five-Year Global Fixed Income Fund February 22, 2019
AZL DFA International Core Equity Fund February 22, 2019
AZL DFA U.S. Core Equity Fund February 22, 2019
AZL DFA U.S. Small Cap Fund February 22, 2019
AZL Enhanced Bond Index Fund February 22, 2019
AZL Fidelity Institutional Asset Management Multi-Strategy Fund February 22, 2019
AZL Fidelity Institutional Asset Management Total Bond Fund February 22, 2019
AZL Gateway Fund February 27, 2019
AZL Government Money Market Fund February 22, 2019
AZL International Index Fund February 22, 2019
AZL MetWest Total Return Bond Fund February 22, 2019
AZL Mid Cap Index Fund February 22, 2019
AZL Moderate Index Strategy Fund February 22, 2019
AZL Morgan Stanley Global Real Estate Fund February 22, 2019
AZL MSCI Emerging Markets Equity Index Fund February 22, 2019
AZL MSCI Global Equity Index Fund February 22, 2019
AZL Russell 1000 Growth Index Fund February 22, 2019
AZL Russell 1000 Value Index Fund February 22, 2019
AZL S&P 500 Index Fund February 22, 2019
AZL Small Cap Stock Index Fund February 22, 2019
AZL T. Rowe Price Capital Appreciation Fund February 22, 2019

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Allianz Variable Insurance Products Trust:

We consent to the use of our reports with respect to Allianz Variable Insurance Products Trust, dated February 23, 2018, incorporated by reference herein and to the reference to our firm under the heading "Financial Highlights" in the Prospectus.

/s/ KPMG LLP

Columbus, Ohio
April 23, 2019